Exhibit 99.1

NEWS RELEASE

Contacts:

Martha Goldberg Aronson Investor Relations 763-505-2694	Marybeth Thorsgaard Public Relations 763-505-2644
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS 16 PERCENT FIRST QUARTER EARNINGS PER SHARE GROWTH
•	Revenue of $3.127 billion grew 8% over the prior year’s quarter
•	GAAP EPS of $0.59; Non-GAAP EPS of $0.62 grew 13%
MINNEAPOLIS — August 21, 2007 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its first quarter of fiscal year 2008, which ended July 27, 2007.
Medtronic recorded first quarter revenue of $3.127 billion, an 8 percent increase over the $2.897 billion reported in the first quarter of fiscal year 2007. As reported, net earnings for the first quarter of fiscal year 2008 were $675 million, or $0.59 per diluted share, an increase of 13 percent and 16 percent, respectively, over the same period in the prior year. Currency translation had a positive impact of $49 million to revenue in the first quarter. Adjusting for restructuring, certain litigation and purchased in process research and development (IPR&D) charges detailed in the attached table, non-GAAP net earnings and diluted earnings per share were $711 million and $0.62 per share, an increase of 11 percent and 13 percent, respectively.
“Our quarterly performance reflected the positive impact of several new product launches, strong international growth, the benefits of Medtronic’s diverse business portfolio, and successful efforts to obtain P&L leverage,” said Art Collins, Medtronic chairman and chief executive officer.

Non-U.S. revenue of $1.179 billion grew 16 percent, driven by double digit revenue growth in all major geographic areas. For the quarter, 38 percent of Medtronic’s revenue was from outside the U.S.
Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2007.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.235 billion grew 7 percent. Revenue from implantable cardiac defibrillators (ICDs) was $726 million, up 8 percent. Worldwide pacing revenue of $494 million in the quarter increased 7 percent. Outside the U.S., CRDM revenue grew 16 percent, driven by 25 percent growth of the ICD and CRT-D product lines.
Spinal
Spinal revenue of $644 million grew 12 percent. Worldwide Spinal revenue was driven by sales of INFUSE® Bone Graft in the Biologics product line, CRESCENT™ Vertebral Body Spacers and the LEGACY® family of products, which includes a new PEEK Rod System. Also, at the close of the quarter, Medtronic received FDA approval for the Prestige® Cervical Disc System which will contribute to revenue in the second quarter.
CardioVascular
CardioVascular revenue of $486 million grew 8 percent, driven by Coronary Stents and Endovascular. Coronary Stent revenue of $152 million grew 27 percent and Endovascular revenue grew 13 percent.
Neuromodulation
Neuromodulation revenue of $289 million grew 5 percent. The segment’s largest product lines, which include implantable neurostimulation and drug-delivery systems used in the treatment of chronic pain, movement disorders and spasticity, generated first quarter revenue of $237 million, increasing 5 percent. Revenue from the InterStim® neurostimulators for the treatment of overactive bladder grew 26 percent.

Diabetes
Diabetes revenue of $241 million grew 23 percent, reflecting continued strong market acceptance of Paradigm® insulin pumps and continuous glucose monitoring products.
Ear, Nose and Throat (ENT)
ENT revenue of $144 million grew 13 percent, driven by power systems and monitoring disposables along with further global penetration of the product portfolio.
Physio-Control
Physio-Control revenue of $60 million was down 41 percent, due to the January 2007 voluntary suspension of U.S. product shipments to address quality system issues.
In closing Collins said, “For more than 15 years I have had the honor to work for a company that has done so much to positively impact millions of lives around the world. And, as I prepare to transition the CEO position to Bill Hawkins later this week, I am proud that the company has never been stronger. We are well positioned in some of the most attractive worldwide markets, and we have a top flight leadership team that will help take Medtronic to the next level as the world’s leading medical technology company. I also want to again acknowledge the dedication, commitment and hard work of Medtronic’s 38,000 employees, and to thank them, our customers and our shareholders for their ongoing support.”
Webcast Information
Medtronic will host a webcast today, Aug. 21 at 4:30 p.m. EDT (3:30 CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
-end-
This press release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 27, 2007. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,149	$1,252	$1,186	$1,291	$4,876	$1,235	$—	$—	$—	$1,235
Pacing Systems	460	473	458	504	1,895	494	—	—	—	494
Defibrillation Systems	673	764	711	770	2,917	726	—	—	—	726
Other	16	15	17	17	64	15	—	—	—	15

SPINAL	$575	$599	$598	$643	$2,417	$644	$—	$—	$—	$644
Spinal Instrumentation	412	421	429	456	1,721	454	—	—	—	454
Spinal Biologics	163	178	169	187	696	190	—	—	—	190

CARDIOVASCULAR	$448	$455	$478	$528	$1,909	$486	$—	$—	$—	$486
Coronary Stents	120	132	148	161	560	152	—	—	—	152
Other Coronary/Peripheral	99	92	92	100	386	95	—	—	—	95
Endovascular	61	63	64	72	259	69	—	—	—	69
Revasc & Surgical Therapies	100	98	105	114	417	102	—	—	—	102
Structural Heart Disease	68	70	69	81	287	68	—	—	—	68

NEUROMODULATION	$276	$291	$290	$326	$1,183	$289	$—	$—	$—	$289
Neuro Implantables	226	238	233	265	962	237	—	—	—	237
Gastroenterology & Urology	50	53	57	61	221	52	—	—	—	52

DIABETES	$196	$212	$226	$229	$863	$241	$—	$—	$—	$241

EAR, NOSE & THROAT (ENT)	$128	$129	$134	$147	$539	$144	$—	$—	$—	$144
Core ENT	65	65	69	77	278	75	—	—	—	75
Neurologic Technologies	63	64	65	70	261	69	—	—	—	69

CORPORATE TECHNOLOGIES AND NEW VENTURES	$24	$26	$31	$47	$127	$28	$—	$—	$—	$28

PHYSIO-CONTROL	$101	$111	$105	$69	$385	$60	$—	$—	$—	$60

TOTAL	$2,897	$3,075	$3,048	$3,280	$12,299	$3,127	$—	$—	$—	$3,127

ADJUSTMENTS :

CURRENCY (1)	$6	$32	$55	$71	$166	$49	$—	$—	$—	$49

COMPARABLE OPERATIONS (1)	$2,891	$3,043	$2,993	$3,209	$12,133	$3,078	$—	$—	$—	$3,078

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$733	$807	$737	$773	$3,048	$754	$—	$—	$—	$754
Pacing Systems	228	244	220	240	931	244	—	—	—	244
Defibrillation Systems	495	554	507	525	2,082	504	—	—	—	504
Other	10	9	10	8	35	6	—	—	—	6

SPINAL	$480	$505	$502	$531	$2,019	$530	$—	$—	$—	$530
Spinal Instrumentation	322	333	338	353	1,348	349	—	—	—	349
Spinal Biologics	158	172	164	178	671	181	—	—	—	181

CARDIOVASCULAR	$170	$174	$173	$189	$707	$167	$—	$—	$—	$167
Coronary Stents	9	12	17	22	61	20	—	—	—	20
Other Coronary/Peripheral	37	36	29	30	130	24	—	—	—	24
Endovascular	33	35	34	37	140	35	—	—	—	35
Revasc & Surgical Therapies	52	51	53	56	213	49	—	—	—	49
Structural Heart Disease	39	40	40	44	163	39	—	—	—	39

NEUROMODULATION	$196	$215	$207	$226	$844	$201	$—	$—	$—	$201
Neuro Implantables	157	173	164	180	674	160	—	—	—	160
Gastroenterology & Urology	39	42	43	46	170	41	—	—	—	41

DIABETES	$140	$154	$164	$158	$616	$163	$—	$—	$—	$163

EAR, NOSE & THROAT (ENT)	$87	$88	$91	$96	$362	$93	$—	$—	$—	$93
Core ENT	43	44	47	49	183	48	—	—	—	48
Neurologic Technologies	44	44	44	47	179	45	—	—	—	45

CORPORATE TECHNOLOGIES AND NEW VENTURES	$17	$17	$21	$30	$85	$19	$—	$—	$—	$19

PHYSIO-CONTROL	$60	$73	$62	$24	$219	$21	$—	$—	$—	$21

TOTAL	$1,883	$2,033	$1,957	$2,027	$7,900	$1,948	$—	$—	$—	$1,948

ADJUSTMENTS :

CURRENCY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,883	$2,033	$1,957	$2,027	$7,900	$1,948	$—	$—	$—	$1,948

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)

($ millions)
	FY 07	FY 07	FY 07	FY 07	FY 07	FY 08	FY 08	FY 08	FY 08	FY 08
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$416	$445	$449	$518	$1,828	$481	$—	$—	$—	$481
Pacing Systems	232	229	238	264	964	250	—	—	—	250
Defibrillation Systems	178	210	204	245	835	222	—	—	—	222
Other	6	6	7	9	29	9	—	—	—	9

SPINAL	$95	$94	$96	$112	$398	$114	$—	$—	$—	$114
Spinal Instrumentation	90	88	91	103	373	105	—	—	—	105
Spinal Biologics	5	6	5	9	25	9	—	—	—	9

CARDIOVASCULAR	$278	$281	$305	$339	$1,202	$319	$—	$—	$—	$319
Coronary Stents	111	120	131	139	499	132	—	—	—	132
Other Coronary/Peripheral	62	56	63	70	256	71	—	—	—	71
Endovascular	28	28	30	35	119	34	—	—	—	34
Revasc & Surgical Therapies	61	58	65	70	254	19	—	—	—	19
Structural Heart Disease	16	19	16	25	74	63	—	—	—	63

NEUROMODULATION	$80	$76	$83	$100	$339	$88	$—	$—	$—	$88
Neuro Implantables	69	65	69	85	288	77	—	—	—	77
Gastroenterology & Urology	11	11	14	15	51	11	—	—	—	11

DIABETES	$56	$58	$62	$71	$247	$78	$—	$—	$—	$78

EAR, NOSE & THROAT (ENT)	$41	$41	$43	$51	$177	$51	$—	$—	$—	$51
Core ENT	22	21	22	28	95	27	—	—	—	27
Neurologic Technologies	19	20	21	23	82	24	—	—	—	24

CORPORATE TECHNOLOGIES AND NEW VENTURES	$7	$9	$10	$17	$42	$9	$—	$—	$—	$9

PHYSIO-CONTROL	$41	$38	$43	$45	$166	$39	$—	$—	$—	$39

TOTAL	$1,014	$1,042	$1,091	$1,253	$4,399	$1,179	$—	$—	$—	$1,179

ADJUSTMENTS :

CURRENCY (1)	$6	$32	$55	$71	$166	$49	$—	$—	$—	$49

COMPARABLE OPERATIONS (1)	$1,008	$1,010	$1,036	$1,182	$4,233	$1,130	$—	$—	$—	$1,130

(1) Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	July 27, 2007	July 28, 2006
Net sales	$3,127	$2,897

Costs and expenses:
Cost of products sold	792	732
Research and development expense	300	299
Selling, general, and administrative expense	1,096	984
Restructuring charges	14	—
Certain litigation charges	—	40
Purchased in-process research and development (IPR&D) charges	33	—
Other expense, net	57	66
Interest income, net	(44)	(39)

Total costs and expenses	2,248	2,082

Earnings before income taxes	879	815

Provision for income taxes	204	216

Net earnings	$675	$599

Earnings per share:
Basic	$0.59	$0.52

Diluted	$0.59	$0.51

Weighted average shares outstanding:
Basic	1,138.7	1,153.8
Diluted	1,153.1	1,164.8

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Three months ended
	July 27, 2007		July 28, 2006
Net earnings, as reported	$675		$599
Restructuring charges	11	(a)	—
Certain litigation charges	—		40	(c)
IPR&D charges	25	(b)	—

Non-GAAP net earnings	$711		$639

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended		Three months ended
	July 27, 2007		July 28, 2006
Diluted EPS, as reported	$0.59		$0.51
Restructuring charges	0.01	(a)	—
Certain litigation charges	—		0.04	(c)
IPR&D charges	0.02	(b)	—

Non-GAAP diluted EPS	$0.62		$0.55

(a) The $11 million ($0.01 per share) after-tax restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007. These initiatives were designed to drive manufacturing efficiencies in our CardioVascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management (CRDM) business to reflect the market dynamics. In the first quarter of fiscal year 2008, the Company recognized expense associated with compensation and early retirement benefits provided to employees whose employment terminated with the Company in the first quarter of fiscal year 2008 which could not be accrued in the fourth quarter of fiscal year 2007. In addition to disclosing restructuring charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(b) The $25 million ($0.02 per share) after-tax IPR&D charge is related to a $25 million ($18 million after-tax) milestone payment under a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. The additional $8 million ($7 million after-tax) charge is related to purchases of certain intellectual property. These payments were expensed as IPR&D since technological feasibility of the underlying projects have not yet been reached and such technology has no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(c) The $40 million ($0.04 per share) after-tax certain litigation charge is related to the settlement agreement reached with the U.S. Department of Justice which requires the government to seek dismissal of two qui tam civil suits pending against Medtronic. In addition to disclosing certain litigation charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share data)

	July 27,	April 27,
	2007	2007
ASSETS

Current assets:
Cash and cash equivalents	$873	$1,256
Short-term investments	1,940	1,822
Accounts receivable, less allowances of $161 and $160, respectively	2,760	2,737
Inventories	1,243	1,215
Deferred tax assets, net	401	405
Prepaid expenses and other current assets	451	483

Total current assets	7,668	7,918

Property, plant and equipment	4,428	4,309
Accumulated depreciation	(2,336)	(2,247)

Property, plant and equipment, net	2,092	2,062

Goodwill	4,331	4,327
Other intangible assets, net	1,419	1,433
Long-term investments	3,486	3,203
Long-term deferred tax assets, net	312	204
Other assets	352	365

Total assets	$19,660	$19,512

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$463	$509
Accounts payable	317	282
Accrued compensation	551	767
Accrued income taxes	—	350
Other accrued expenses	709	655

Total current liabilities	2,040	2,563

Long-term debt	5,576	5,578
Long-term accrued compensation	267	264
Long-term accrued income taxes	500	—
Other long-term liabilities	134	130

Total liabilities	8,517	8,535

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	114	114
Retained earnings	11,117	10,925
Accumulated other comprehensive loss	(88)	(62)

Total shareholders’ equity	11,143	10,977

Total liabilities and shareholders’ equity	$19,660	$19,512

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three months ended
	July 27,	July 28,
	2007	2006
Operating Activities:
Net earnings	$675	$599
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	149	140
IPR&D charges	33	—
Provision for doubtful accounts	10	10
Deferred income taxes	40	(75)
Stock-based compensation	48	49
Excess tax benefit from exercise of stock-based awards	(12)	(7)
Change in operating assets and liabilities:
Accounts receivable	(23)	(25)
Inventories	(17)	(103)
Accounts payable and accrued liabilities	(76)	25
Other operating assets and liabilities	83	(33)

Net cash provided by operating activities	910	580

Investing Activities:
Acquisitions, net of cash acquired	(26)	(6)
Purchase of intellectual property	(33)	(8)
Additions to property, plant and equipment	(132)	(117)
Purchases of marketable securities	(1,921)	(4,197)
Sales and maturities of marketable securities	1,521	2,315
Other investing activities, net	(115)	(7)

Net cash used in investing activities	(706)	(2,020)

Financing Activities:
Change in short-term borrowings, net	(46)	(10)
Payments on long-term debt	(2)	(2)
Dividends to shareholders	(142)	(127)
Issuance of common stock	97	58
Excess tax benefit from exercise of stock-based awards	12	7
Repurchase of common stock	(500)	(99)

Net cash used in financing activities	(581)	(173)
Effect of exchange rate changes on cash and cash equivalents	(6)	15

Net change in cash and cash equivalents	(383)	(1,598)
Cash and cash equivalents at beginning of period	1,256	2,994

Cash and cash equivalents at end of period	$873	$1,396